UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2015

CRESCENT CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 SANTA MONICA BLVD., SUITE 2000, LOS ANGELES, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 235-5900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2015 Crescent Capital BDC, Inc. (the “Company”), entered into a revolving credit agreement (the “Revolving Credit Agreement”) with the Company as the initial borrower (and collectively with any Qualified Borrowers, the “Borrowers”), the banks and other financial institutions from time to time party thereto as Managing Agents, Conduit Lenders and Committed Lenders, and  Natixis, New York Branch, as Administrative Agent, Lead Arranger, Managing Agent and Committed Lender (“Natixis” and together with the banks and other financial institutions, the “Lenders”). The Revolving Credit Agreement is effective as of June 29, 2015.

The maximum commitment amount under the Revolving Credit Agreement is $75,000,000, and may be increased up to $150,000,000 with the consent of Natixis or reduced upon request of the Company. Proceeds of the Loans under the Revolving Credit Agreement may be used for any purpose permitted under the organizational documents of the Borrowers, including general corporate purposes such as the funding of portfolio investments.

The maturity date is the earliest of: (a) the Stated Maturity Date (June 29, 2016); (b) the date upon which Natixis declares the obligations due and payable after the occurrence of an Event of Default; (c) 60 days prior to the date on which the Company’s ability to call Capital Commitments for the purpose of repaying the obligations is terminated and (d) the date upon which the Borrowers terminate the Commitments.

The Revolving Credit Agreement includes customary covenants, including certain limitations on the incurrence of additional indebtedness and liens, and other maintenance covenants, as well as usual and customary events of default for revolving credit facilities of this nature.

The description above is only a summary of the material provisions of the Revolving Credit Agreement and is qualified in its entirety by reference to a copy of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of Direct Financial Obligation

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1             Revolving Credit Agreement, dated June 28, 2015, by and among Crescent Capital BDC, Inc. as the Initial Borrower; certain banks and other financial institutions from time to time party thereto as Managing Agents, Conduit Lenders and Committed Lenders, and  Natixis, New York Branch, as Administrative Agent, Lead Arranger, Managing Agent and Committed Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Crescent Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL BDC, INC.

Date: July 2, 2015	By:	/s/ Mike L. Wilhelms
	Name:	Mike L. Wilhelms
	Title:	Chief Financial Officer